As filed with the Securities and Exchange Commission on October 24, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

COASTAL FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

Washington	56-2392007
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5415 Evergreen Way

Everett, Washington 98203

(425) 257-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Coastal Financial Corporation 2018 Omnibus Incentive Plan, as amended

(Full title of the plan)

Eric M. Sprink

Chief Executive Officer

Coastal Financial Corporation

5415 Evergreen Way

Everett, Washington 98203

(425) 257-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brandon J. Soto Executive Vice President and Chief Financial Officer Coastal Financial Corporation 5415 Evergreen Way Everett, Washington 98203 (425) 257-9000	Michael P. Reed Brian V. Breheny Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West 395 9th Avenue New York, NY 10001 (212) 735-3443

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Coastal Financial Corporation (“Coastal” or the “Company”) for the purpose of registering additional shares of common stock, no par value per share (the “Common Stock”), under the Coastal Financial Corporation 2018 Omnibus Incentive Plan, as amended by the First Amendment and the Second Amendment thereto (the “Incentive Plan”).

On March 25, 2025, the board of directors of Coastal approved the Second Amendment, which amends the Coastal Financial Corporation 2018 Omnibus Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 1,100,000 to 1,700,000, which was approved by the shareholders of Coastal on May 28, 2025. The Second Amendment is incorporated by reference as Exhibit 4.3 to this Registration Statement. Of the 1,700,000 shares of Common Stock authorized by the Incentive Plan, 500,000 were registered pursuant to Coastal’s Registration Statement on Form S-8 (File No. 333-226318), which was filed on July 24, 2018 (the “Original Registration Statement”) and 600,000 were registered pursuant to Coastal’s Registration Statement on Form S-8 (File No. 333-256646), which was filed on May 28, 2021 (the “Second Registration Statement,” collectively the “Registration Statements”). Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, the contents of the Registration Statements, including any amendments thereto or filings incorporated therein by reference, are incorporated herein by reference and made part of this Registration Statement. Any items in the Registration Statements not expressly changed hereby shall be as set forth in the Registration Statements.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Coastal with the Securities and Exchange Commission (“SEC”) are incorporated herein by reference:

(a)	Coastal’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 17, 2025;

(b)	Coastal’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed on May 9, 2025, and Coastal’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, filed on August 8, 2025;

(c)	Coastal’s Current Reports on Form 8-K, filed on March 17, 2025, May 7, 2025, May 30, 2025, June 3, 2025, June 4, 2025, September 10, 2025, September 22, 2025 (excluding Item 7.01 and Exhibit 99.1 thereto) and October 2, 2025; and

(d)	The description of Coastal’s Common Stock contained in Coastal’s Registration Statement on Form S-3 filed on April 13, 2021, set forth under the heading “Description of Common Stock,” as updated and amended from time to time.

All reports and other documents subsequently filed by Coastal pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports on Form 8-K furnished pursuant to Items 2.02 or 7.01 of such form), prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Articles of Incorporation of Coastal Financial Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Form S-1 Registration Statement (File No. 333-225715), filed with the SEC on June 19, 2018).

3.2	Articles of Amendment to the Second Amended and Restated Articles of Incorporation of Coastal Financial Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Form S-1 Registration Statement (File No. 333-225715), filed with the SEC on June 19, 2018).

3.3	Second Amended and Restated Bylaws of Coastal Financial Corporation (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-38589), filed with the SEC on April 17, 2025).

4.1	Form of Common Stock Certificate of Coastal Financial Corporation (incorporated by reference to Exhibit 4.1 to the Company’s Form S-1 Registration Statement (File No. 333-225715), filed with the SEC on June 19, 2018).

4.2	Coastal Financial Corporation 2018 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Form S-1 Registration Statement (File No. 333-225715), filed with the SEC on June 19, 2018).

4.3	First Amendment to the Coastal Financial Corporation 2018 Omnibus Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-38589), filed with the SEC on April 9, 2021).

4.3	Second Amendment to the Coastal Financial Corporation 2018 Omnibus Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-38589), filed with the SEC on April 17, 2025).

5.1*	Opinion of Adams & Duncan, Inc., P.S.

23.1*	Consent of Adams & Duncan, Inc., P.S. (included in Exhibit 5.1).

23.2*	Consent of Baker Tilly LLP.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington, on October 24, 2025.

COASTAL FINANCIAL CORPORATION

By:	/s/ Eric M. Sprink
Eric M. Sprink
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Coastal Financial Corporation (the “Registrant”) hereby severally constitute and appoint Eric M. Sprink and Brandon J. Soto with full power of substitution, our true and lawful attorneys-in-fact and agents, to do any and all things in our names in the capacities indicated below which said Eric M. Sprink and Brandon J. Soto may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 of the Registrant, including specifically but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Eric M. Sprink and Brandon J. Soto shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Eric M. Sprink	Chief Executive Officer and Director	October 24, 2025
Eric M. Sprink	(Principal Executive Officer and Director)

/s/ Brian Hamilton	CCBX President and Director	October 24, 2025
Brian Hamilton

/s/ Brandon J. Soto	Executive Vice President and Chief Financial Officer	October 24, 2025
Brandon J. Soto	(Principal Financial and Accounting Officer)

/s/ Christopher D. Adams	Chairman of the Board	October 24, 2025
Christopher D. Adams

/s/ Steven D. Hovde	Vice Chairman of the Board	October 24, 2025
Steven D. Hovde

/s/ Sadhana Akella-Mishra	Director	October 24, 2025
Sadhana Akella-Mishra

/s/ Rilla Delorier	Director	October 24, 2025
Rilla Delorier

/s/ Stephan Klee	Director	October 24, 2025
Stephan Klee

/s/ Thomas D. Lane	Director	October 24, 2025
Thomas D. Lane

/s/ Gregory A. Tisdel	Director	October 24, 2025
Gregory A. Tisdel

/s/ Pamela Unger	Director	October 24, 2025
Pamela Unger

/s/ Michael Patterson	Director	October 24, 2025
Michael Patterson